UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January  9, 2012

BE AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida	33414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 9, 2012, BE Aerospace, Inc. (“BE Aerospace”) announced that it has entered into an agreement to acquire UFC Aerospace Corp., a New York corporation (“UFC”).  The purchase price will consist of approximately $400 million in cash. BE Aerospace intends to use cash on hand and to draw down on its undrawn $750 million revolving credit facility to fund this acquisition.  The agreement contains customary representations and warranties, covenants and closing conditions, including the receipt of regulatory approvals.

Item 8.01	Other Events

BE Aerospace issued a press release announcing the transaction with UFC.  A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated January 9, 2012, issued by BE Aerospace, Inc. announcing the transaction with UFC is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE AEROSPACE, INC.

By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President and Chief Financial Officer

Date:  January  9, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release, dated January 9, 2012, issued by BE Aerospace, Inc. announcing the transaction with UFC is attached hereto as Exhibit 99.1.